Exhibit 99.1

1 December 2014 – Sydney, Australia.

Anoro® Ellipta® (umeclidinium/vilanterol) to be reimbursed in Australia for Chronic Obstructive Pulmonary Disease

-	Administered using a new dry powder inhaler called Ellipta1
-	Listed on the Pharmaceutical Benefits Scheme (PBS) on 1st December, 2014

GlaxoSmithKline (GSK) and Theravance, Inc. (NASDAQ: THRX) have welcomed news that Anoro Ellipta (umeclidinium/vilanterol) will be reimbursed via the Australian Pharmaceutical Benefits Scheme (PBS) as a long-term once-daily, maintenance bronchodilator treatment to relieve symptoms in adult patients with chronic obstructive pulmonary disease (COPD).

The reimbursement will be effective from December 1st 2014.

Anoro is a once-daily combination treatment comprising two bronchodilators, umeclidinium (UMEC), a long-acting muscarinic antagonist (LAMA), and vilanterol (VI), a long-acting beta2 agonist (LABA), in a single inhaler, the Ellipta.

Senior respiratory physician and clinical researcher Professor Peter Frith from Repatriation General Hospital said he welcomed the improved access to new treatments that results from PBS reimbursement.

“I certainly welcome better access to effective treatment options in COPD that can alleviate symptoms and improve quality of life. Combined drugs of this nature promise to add significantly to patient well-being,” said Professor Frith.

GSK Medical Director, Dr Andrew Weekes says the reimbursement underscores the breadth of GSK’s growing respiratory portfolio in Australia.

“This reimbursement coincides with the PBS listing of Incruse® Ellipta® (umeclidinium) for COPD. These dual developments are testimony to our determination to bring new respiratory options to the market. GSK is committed to developing a range of therapeutic options to provide physicians choice when considering individual patient needs.”

“We are delighted by the Australian PBS listing of Anoro Ellipta which provides a new alternative for COPD patients for whom dual bronchodilator treatment in a single inhaler may be appropriate,” said Dr Weekes.

Michael W. Aguiar, President and Chief Executive Officer of Theravance said he is pleased to see Anoro Ellipta being reimbursed in Australia for the treatment of COPD.

“We believe this will be an important treatment option for appropriate patients with COPD and is a further positive outcome from the collaboration between Theravance and GSK to bring to market new respiratory medicines that meet patient needs.”

The evidence supporting the reimbursement was based upon results of 7 clinical studies in 5,968 patients with COPD.

Product Information is available at http://www.gsk.com.au/anoro

About COPD
The prevalence of COPD in Australia is difficult to determine because accurate diagnosis requires clinical testing. It is estimated that COPD affects approximately 529,000 Australians (2%).2

About Anoro Ellipta1
Anoro is a combination treatment comprising two bronchodilators, umeclidinium, a long-acting muscarinic antagonist (LAMA), and vilanterol (VI), a long-acting beta2 agonist (LABA), in a single inhaler, the Ellipta®. The registered strength of Anoro Ellipta is 62.5/25mcg.

Anoro Ellipta was well tolerated in clinical trials. Anoro Ellipta is intended for the long-term maintenance bronchodilator treatment of COPD and should not be used for the relief of acute symptoms.

Adverse events included: Cough, pharyngitis, constipation, dry mouth, UTI, URTI.

Healthcare professionals are advised to refer to the Full Product Information for further information regarding the safety of the product, including contraindications and precautions.

Additional notes:
Professor Peter Frith has served on advisory boards sponsored by GSK for which an honorarium was received. In relation to this GSK media announcement, no honorarium was provided to Professor Peter Frith, and the opinions expressed are his own. Professor Peter Frith has been briefed by GSK on the approved use of this product.

If you are an Australian healthcare professional please visit www.health.gsk.com for more information on Anoro® Ellipta®.

You can follow GSK on Twitter for more Australian updates @GSK_AU.

References:
1.	Anoro® Ellipta® Approved Product information July 2014.
2.	Australian Institute of Health and Welfare Report Australia’s Health 2014.p138

PBS Information: Authority required (STREAMLINED). Refer to PBS Schedule for full authority information.

STREAMLINED AUTHORITY CODE 4655

PLEASE REVIEW FULL PRODUCT INFORMATION BEFORE PRESCRIBING.
The product information can be accessed at www.gsk.com.au

ANORO® ELLIPTA® (umeclidinium bromide/vilanterol trifenatate)

62.5 mcg umeclidinium/25 mcg vilanterol inhalation powder

INDICATIONS: As a long-term once daily maintenance bronchodilator treatment to relieve symptoms in adult patients with chronic obstructive pulmonary disease (COPD).

CONTRAINDICATIONS: Hypersensitivity to the active ingredient or any excipients, patients with severe milk-protein allergy.

PRECAUTIONS: Should not be used in asthma. Can cause paradoxical bronchospasm - if it occurs, treatment should be discontinued and alternative therapy instituted if necessary.  Should not be used for the relief of acute symptoms of bronchospasm. Use with caution in patients with severe cardiovascular disorders, particularly cardiac arrhythmias. See full PI. Use with caution in patients with narrow-angle glaucoma or urinary retention. Patients with rare hereditary problems of galactose intolerance, the Lapp lactase deficiency or glucose-galactose malabsorption should not take this medicine. Pregnancy – Cat B3, Lactation – unknown whether umeclidinium or vilanterol are excreted in human milk. Paediatric – should not be used in children.

INTERACTIONS:  Beta-blockers, strong CYP3A4 inhibitors, P-glycoprotein inhibitors.

ADVERSE EFFECTS: Cough, pharyngitis, constipation, dry mouth, UTI, URTI. Others see full PI.

DOSAGE: One oral inhalation via Anoro Ellipta inhaler (umeclidinium/vilanterol 62.5/25 mcg), once a day. Do not use Anoro Ellipta more than once every 24 hours. Should be taken at the same time every day. No dosage adjustment is required in elderly, impaired renal function, mild or moderate hepatic impairment. This product should not be used in children.

For full product information, information on GSK products or to report an adverse event involving a GSK product, please contact GSK Medical Information on 1800 033 109. GlaxoSmithKline Australia Pty Ltd. ABN 47 100 162 481. Melbourne, VIC.

Anoro, Incruse and Ellipta are registered trademarks of the GSK group of companies.

GSK – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life.  For further information please visit www.gsk.com

Theravance, Inc. – is focused on maximizing the potential value of the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, with the intention of providing capital returns to stockholders. Under the Long-Acting Beta2 Agonist (LABA) Collaboration Agreement with GSK, Theravance is eligible to receive the associated royalty revenues from RELVAR®/BREO® ELLIPTA® (fluticasone furoate/vilanterol, "FF/VI"), ANORO® ELLIPTA® (umeclidinium bromide/vilanterol, "UMEC/VI") and if approved and commercialized, VI monotherapy. Theravance is also entitled to a 15% economic interest in any future payments made by GSK under agreements entered into prior to the spin-off of Theravance Biopharma, and since assigned to Theravance Respiratory Company, LLC, relating to the combination of UMEC/VI/FF and the Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program, as monotherapy and in combination with other therapeutically active components, such as an inhaled corticosteroid, and any other product or combination of products that may be discovered and developed in the future under these agreements with GSK (other than RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and VI monotherapy). For more information, please visit Theravance's website at www.thrxinc.com.

ENDS

This media release has been issued by Palin Communications on behalf of GSK.

GSK Australia Enquiries or interview requests contact:

Martin Palin
0418 419 258 / 02 9412 2255
martin@palin.com.au

Ishtar Schneider
0422 944 023 / 02 9412 2255
Ishtar@palin.com.au

Theravance, Inc. Enquiries contact:
Michael W. Aguiar
President and Chief Executive Officer +1 650-238-9640
investor.relations@thrxinc.com

GSK Cautionary statement regarding forward-looking statements
GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under Item 3.D 'Risk factors' in the company's Annual Report on Form 20-F for 2013.

Theravance forward-looking statements
This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: the strategies, plans and objectives of the company, the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including without limitation statements, expectations of future cash dividends and the potential for future share repurchases), the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for product candidates through development and commercialization, the timing of seeking regulatory approval of product candidates, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: the disruption of operations during the transition period following the spin-off, including the diversion of managements' and employees' attention, disruption of relationships with collaborators and increased employee turnover, lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Theravance are described under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Theravance's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission (SEC) on November 4, 2014. In addition to the risks described above and in Theravance's other filings with the SEC, other unknown or unpredictable factors also could affect Theravance's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.  (THRX-G)